                                                        Exhibit 2.3
[Stamp]

                          ARTICLES OF MERGER

                                  OF

                        NIGHTHAWK CAPITAL, INC.
[Stamp]

     As provided for under Nevada Revised Statute Section 78.458, Nighthawk Capital, Inc., a Nevada corporation, as the surviving corporation of the planned merger herein submits to the Secretary of State the following ARTICLES OF MERGER as acknowledged by the President and the Secretary of the corporation.

1. Nighthawk Capital, Inc., a Utah corporation, is located at 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah 84106 and is being merged into and survived by Nighthawk Capital, Inc., a Nevada corporation, as the acquiring corporation with its registered place of business at 1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104.

2. The plan of merger has been adopted by the board of directors of each corporation.

3. Approval by the stockholders of the Nevada corporation was not required as set forth in Section 78.454 inasmuch as the shares and rights of the stockholders of the Nevada corporation will not change.

4. Approval by the stockholders of the Utah corporation was required, and after approval by the board of directors, the plan was submitted to the stockholders at a special meeting on December 30, 1993, with the voting as follows: At the time of the meeting there were 1,000,000 shares outstanding and entitled to vote, 966,900 shares were present in person or by proxy and that 966,900 shares voted in favor of the plan and no shares voted against the plan.

5. There are no amendments to the Articles of Incorporation of the surviving corporation.

6.  A copy of the Plan of Merger is attached.

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     We, the undersigned, being the President and the Secretary, do make and file these Articles of Merger, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand.




                                       /s/ Krista Castleton, President
                                       -------------------------------------
                                       Krista Castleton, President


/s/ David R. Yeaman, Secretary
-----------------------------------
David R. Yeaman, Secretary

STATE OF UTAH      )
                   : ss
County of Salt Lake)


     On this 30th day of December, 1993, before me, a notary public, personally appeared Krista Castleton and David R. Yeaman, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.



/s/ Illegible
--------------------
Notary Public


NOTARY SEAL

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                              PLAN OF MERGER

                                    OF

                          NIGHTHAWK CAPITAL, INC.

         SUBJECT TO THE NEVADA REVISED STATUTES SECTION 78.451 THE NEVADA CORPORATION HEREIN SUBMITS ITS PLAN OF MERGER AS APPROVED BY THE BOARD OF DIRECTORS AND A MAJORITY OF THE STOCKHOLDERS.

1.   NAME:

     It is the intent of Nighthawk Capital, Inc., incorporated in the State of Utah, to merge into and to be survived by the Nevada corporation, a corporation organized under the laws of the State of Nevada, and to hence forth be known and on record as Nighthawk Capital, Inc.

2.   TERMS AND CONDITIONS:

     The terms and conditions of the merger, as negotiated by the board of directors and approved by the majority of the stockholders, is as follows:

          (a) That Nighthawk Capital, Inc., a Utah corporation, merge into and be survived by Nighthawk Capital, Inc., the Nevada corporation, and that the stockholders of the Utah corporation will now hold the same number of shares in the Nevada corporation with identical designations, preferences, limitations, and relative rights after the merger.

          (b) That the stockholders in Nighthawk Capital, Inc., a Utah corporation, will receive one share of Nighthawk Capital, Inc., the Nevada corporation, in exchange for one share of the Utah corporation.

          (c) Merger of the Utah corporation into the Nevada corporation is permissible under Utah law Section 16-10A-1107(1)(a).



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          (d) Subject to NRS Section 78.454, approval by the stockholders of the Nevada corporation, is not required for the merger, inasmuch as the articles of incorporation of the Nevada corporation will not differ from its articles before the merger.

          (e) Each stockholder in the Nevada corporation, whose shares were outstanding immediately before the effective date of the merger, will hold the same number of shares with identical designations, preferences, limitations, and relative rights immediately after the merger.

          (f) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of voting shares outstanding immediately before the merger.

          (g) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of participating shares outstanding immediately before the merger.

                                       NIGHTHAWK CAPITAL, INC. (Utah)



                                       /s/ Krista Castleton
                                       --------------------------------
                                       President



                                       NIGHTHAWK CAPITAL, INC. (Nevada)



                                       /s/ Krista Castleton
                                       --------------------------------
                                       President